Exhibit 99.1
SentinelOne Announces Fourth Quarter and Fiscal Year 2025 Financial Results
Revenue increased 29% year-over-year
ARR up 27% year-over-year

MOUNTAIN VIEW, Calif. – March 12, 2025 – SentinelOne, Inc. (NYSE: S) today announced financial results for the fourth quarter and fiscal year 2025 ended January 31, 2025.
“Our strong finish to the fiscal year reflects solid execution and the accelerating adoption of our platform solutions,” said Tomer Weingarten, CEO of SentinelOne. “We’re on track to surpass $1 billion in ARR and revenue this year, a key milestone in our growth journey. For more than a decade, we’ve patented leading machine learning security models — now, we’re pioneering fully autonomous, agentic AI workflows. We’re solidifying Singularity as the preeminent AI security platform of the future.”
“We once again delivered industry-leading growth and margin expansion in fiscal year 2025, culminating in our first quarter of positive non-GAAP operating margin in Q4,” said Barbara Larson, CFO of SentinelOne. “We’re focused on driving sustainable growth and improving margin in fiscal year 2026 and beyond.”
Fourth Quarter Fiscal 2025 Highlights
(All metrics are compared to the fourth quarter of fiscal year 2024 unless otherwise noted)

•Total revenue increased 29% to $225.5 million, compared to $174.2 million.

•Annualized recurring revenue (ARR) increased 27% to $920.1 million as of January 31, 2025.

•Customers with ARR of $100,000 or more grew 25% to 1,411 as of January 31, 2025.

•Gross margin: GAAP gross margin was 75%, compared to 72%. Non-GAAP gross margin was 79%, compared to 78%.

•Operating margin: GAAP operating margin was (36)%, compared to (47)%. Non-GAAP operating margin was 1%, compared to (9)%.

•Net income (loss) margin: GAAP net loss margin was (31)%, compared to (41)%. Non-GAAP net income (loss) margin was 5%, compared to (4)%.

•Cash flow margin: Operating cash flow margin was (2)%, compared to (4)%. Free cash flow margin was (4)%, compared to (6)%.

•Cash, cash equivalents, and investments were $1.1 billion as of January 31, 2025.
Full Year Fiscal 2025 Highlights
(All metrics are compared to fiscal year 2024 unless otherwise noted)

•Total revenue increased 32% to $821.5 million, compared to $621.2 million.

•Gross margin: GAAP gross margin was 74%, compared to 71%. Non-GAAP gross margin was 79%, compared to 77%.

•Operating margin: GAAP operating margin was (40)%, compared to (61)%. Non-GAAP operating margin was (3)%, compared to (19)%.

•Net income (loss) margin: GAAP net loss margin was (35)%, compared to (55)%. Non-GAAP net income (loss) margin was 2%, compared to (13)%.

•Cash flow margin: Operating cash flow margin was 4%, compared to (11)%. Free cash flow margin was 1%, compared to (13)%.
Financial Outlook
We are providing the following guidance for the first quarter of the fiscal year 2026 (ending April 30, 2025), and for the fiscal year 2026 (ending January 31, 2026).

	Q1FY26 Guidance	Full FY2026 Guidance
Revenue	$228 million	$1,007 - 1,012 million
Non-GAAP gross margin	79%	78.5-79.5%
Non-GAAP operating margin	(2)%	3-4%
These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, acquisition-related compensation costs, restructuring charges, and gains and losses on strategic investments. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation of non-GAAP gross margin and non-GAAP operating margin is not available without unreasonable effort.
Webcast Information
We will host a live audio webcast for analysts and investors to discuss our earnings results for the fourth quarter of fiscal year 2025, and outlook for the first quarter of fiscal year 2026 and full fiscal year 2026 today, March 12, 2025, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The live webcast and a recording of the event will be available on the Investor Relations section of our website at investors.sentinelone.com.

We have used, and intend to continue to use, the Investor Relations section of our website at investors.sentinelone.com as a means of disclosing material nonpublic information and for complying with our disclosure obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve risks and uncertainties, including but not limited to statements regarding our future growth, execution, product innovation and technological development, competitive position, and future financial and operating performance, including our financial outlook for the first quarter of fiscal year 2026 and our full fiscal year 2026, including non-GAAP gross margin and non-GAAP operating margin; progress towards our long-term profitability targets; and

general market trends. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms and similar expressions are intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words.

There are a significant number of factors that could cause our actual results to differ materially from statements made in this press release, including but not limited to: our limited operating history; our history of losses; intense competition in the market we compete in; fluctuations in our operating results; actual or perceived network or security incidents against us; actual or perceived defects, errors or vulnerabilities in our platform; our ability to successfully integrate any acquisitions and strategic investments; risks associated with managing our rapid growth; general global, political, economic, and macroeconomic climate, including but not limited to, the impacts from the current U.S. presidential administration; changes in tariffs and trade restrictions, actual or perceived instability in the banking industry; supply chain disruptions; a potential recession, inflation, and interest rate volatility; geopolitical conflicts around the world; our ability to attract new and retain existing customers, or renew and expand our relationships with them; the ability of our platform to effectively interoperate within our customers' IT infrastructure; disruptions or other business interruptions that affect the availability of our platform including cybersecurity incidents; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products, subscriptions and support offerings; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and risks of securities class action litigation.

Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in our filings and reports with the Securities and Exchange Commission (“SEC”), including our most recently filed Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings and reports that we may file from time to time with the SEC, copies of which are available on our website at investors.sentinelone.com and on the SEC’s website at www.sec.gov.

You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information and estimates available to us as of the date hereof, and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. We do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date of this press release or to reflect new information or the occurrence of unexpected events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.
Non-GAAP Financial Measures
In addition to our results being determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, with the financial information presented in accordance with GAAP, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. In addition, the utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.

Reconciliations between non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP are contained below. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

As presented in the “Reconciliation of GAAP to Non-GAAP Financial Information” table below, each of the non-GAAP financial measures excludes one or more of the following items:

Stock-based compensation expense
Stock-based compensation expense is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation expense provide investors with a basis to measure our core performance against the performance of other companies without the variability created by stock-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.
Employer payroll tax on employee stock transactions
Employer payroll tax expenses related to employee stock transactions are tied to the vesting or exercise of underlying equity awards and the price of our common stock at the time of vesting, which varies in amount from period to period and is dependent on market forces that are often beyond our control. As a result, management excludes this item from our internal operating forecasts and models. Management believes that non-GAAP measures adjusted for employer payroll taxes on employee stock transactions provide investors with a basis to measure our core performance against the performance of other companies without the variability created by employer payroll taxes on employee stock transactions as a result of the stock price at the time of employee exercise.
Amortization of acquired intangible assets
Amortization of acquired intangible assets expense is tied to the intangible assets that were acquired in conjunction with acquisitions, which results in non‑cash expenses that may not otherwise have been incurred. Management believes excluding the expense associated with intangible assets from non-GAAP measures allows for a more accurate assessment of our ongoing operations and provides investors with a better comparison of period-over-period operating results.
Acquisition-related compensation costs
Acquisition-related compensation costs include cash-based compensation expenses resulting from the employment retention of certain employees established in accordance with the terms of each acquisition. Acquisition-related cash-based compensation costs have been excluded as they were specifically negotiated as part of the acquisitions in order to retain such employees and relate to cash compensation that was made either in lieu of stock-based compensation or where the grant of stock-based compensation awards was not practicable. In most cases, these acquisition-related compensation costs are not factored into management’s evaluation of potential acquisitions or our performance after completion of acquisitions, because they are not related to our core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related compensation costs from non-GAAP measures provides investors with a basis to compare our results against those of other companies without the variability caused by purchase accounting.

Restructuring charges
Restructuring charges primarily relate to severance payments, employee benefits, stock-based compensation, impairment charges related to excess facilities and inventory write-offs. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.
Gains and losses on strategic investments
Gains and losses on strategic investments relate to the subsequent changes in the recorded value of our strategic investments. These gains and losses are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core-operating activities. We believe that it is appropriate to exclude gains and losses from strategic investments from non-GAAP financial measures because it enables the comparison of period-over-period net income (loss).
Dilutive shares applying the treasury stock method
During periods in which we incur a net loss under a GAAP basis, we exclude certain potential common stock equivalents from our GAAP diluted shares because their effect would have been anti-dilutive. In periods where we have net income on a non-GAAP basis, these common stock equivalents would have been dilutive. Accordingly, we have included the impact of these common stock equivalents in the calculation of our non-GAAP diluted net income per share applying the treasury stock method.
Non-GAAP Cost of Revenue, Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Loss from Operations, Non-GAAP Operating Margin, Non-GAAP Net Loss and Non-GAAP Net Loss Per Share
We define these non-GAAP financial measures as their respective GAAP measures, excluding the expenses referenced above. We use these non-GAAP financial measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance.
Free Cash Flow
We define free cash flow as cash provided by (used in) operating activities less purchases of property and equipment and capitalized internal-use software costs. We believe free cash flow is a useful indicator of liquidity that provides our management, board of directors, and investors with information about our future ability to generate or use cash to enhance the strength of our balance sheet and further invest in our business and pursue potential strategic initiatives.
Key Business Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.
Annualized Recurring Revenue (ARR)
We believe that ARR is a key operating metric to measure our business because it is driven by our ability to acquire new subscription and consumption and usage-based customers, and to maintain and expand our relationship with existing customers. ARR represents the annualized revenue run rate of our subscription and consumption and usage-based agreements at the end of a reporting period, assuming contracts are renewed on their existing terms for customers that are under contracts with us. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates, usage, renewal rates, and other contractual terms.

Customers with ARR of $100,000 or More
We believe that our ability to increase the number of customers with ARR of $100,000 or more is an indicator of our market penetration and strategic demand for our platform. We define a customer as an entity that has an active subscription for access to our platform. We count Managed Service Providers, Managed Security Service Providers, Managed Detection & Response firms, and Original Equipment Manufacturers, who may purchase our products on behalf of multiple companies, as a single customer. We do not count our reseller or distributor channel partners as customers.
Source: SentinelOne
NYSE: S
Category: Investors

Contact

Investor relations:
Doug Clark
investors@sentinelone.com

Press:
Karen Master
press@sentinelone.com

SENTINELONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 31,	January 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$186,574	$256,651
Short-term investments	535,331	669,305
Accounts receivable, net	236,012	214,322
Deferred contract acquisition costs, current	64,782	54,158
Prepaid expenses and other current assets	47,023	102,895
Total current assets	1,069,722	1,297,331
Property and equipment, net	71,774	48,817
Long-term investments	419,367	204,798
Deferred contract acquisition costs, non-current	85,322	71,640
Intangible assets, net	107,155	122,903
Goodwill	629,636	549,411
Other assets	23,649	26,507
Total assets	$2,406,625	$2,321,407
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$8,159	$6,759
Accrued payroll and benefits	79,612	74,345
Deferred revenue, current	470,127	399,603
Other current liabilities	55,655	109,360
Total current liabilities	613,553	590,067
Deferred revenue, non-current	102,017	114,930
Other liabilities	21,808	22,367
Total liabilities	737,378	727,364
Stockholders’ equity:
Preferred stock	—	—
Class A common stock	31	27
Class B common stock	1	3
Additional paid-in capital	3,294,542	2,934,607
Accumulated other comprehensive income (loss)	2,158	(1,550)
Accumulated deficit	(1,627,485)	(1,339,044)
Total stockholders’ equity	1,669,247	1,594,043
Total liabilities and stockholders’ equity	$2,406,625	$2,321,407

SENTINELONE, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Revenue	$225,521	$174,175	$821,461	$621,154
Cost of revenue(1)	57,010	48,266	211,106	179,281
Gross profit	168,511	125,909	610,355	441,873
Operating expenses:
Research and development(1)	74,626	56,446	267,002	218,176
Sales and marketing(1)	128,065	101,478	487,225	397,160
General and administrative(1)	46,078	46,822	185,487	198,247
Restructuring(1)	—	2,377	—	6,706
Total operating expenses	248,769	207,123	939,714	820,289
Loss from operations	(80,258)	(81,214)	(329,359)	(378,416)
Interest income	12,469	11,979	50,100	45,880
Interest expense	(61)	(3)	(171)	(1,216)
Other income (expense), net	(1,339)	(737)	(2,177)	918
Loss before income taxes	(69,189)	(69,975)	(281,607)	(332,834)
Provision for income taxes	1,599	2,007	6,834	5,859
Net loss	$(70,788)	$(71,982)	$(288,441)	$(338,693)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.22)	$(0.24)	$(0.92)	$(1.15)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	321,446,833	301,356,227	314,811,783	294,923,536

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5,862	$4,617	$22,105	$17,187
Research and development	22,865	15,179	83,957	61,055
Sales and marketing	24,928	15,436	80,496	55,798
General and administrative	20,458	18,330	80,973	83,890
Restructuring	—	—	—	(1,060)
Total stock-based compensation expense	$74,113	$53,562	$267,531	$216,870

SENTINELONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Twelve Months Ended January 31,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(288,441)	$(338,693)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	42,766	38,912
Amortization of deferred contract acquisition costs	66,640	48,682
Non-cash operating lease costs	4,079	4,020
Stock-based compensation expense	267,531	216,870
Accretion of discounts, and amortization of premiums on investments, net	(13,482)	(19,943)
Other	1,257	1,934
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(21,174)	(61,949)
Prepaid expenses and other assets	1,746	(1,207)
Deferred contract acquisition costs	(90,946)	(81,039)
Accounts payable	1,405	(4,499)
Accrued liabilities and other liabilities	5,075	5,611
Accrued payroll and benefits	5,286	19,140
Operating lease liabilities	(4,954)	(4,410)
Deferred revenue	56,940	108,197
Net cash provided by (used in) operating activities	33,728	(68,374)
CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,860)	(1,304)
Purchases of intangible assets	(155)	(3,505)
Capitalization of internal-use software	(25,121)	(13,956)
Purchases of investments	(804,498)	(466,253)
Sales and maturities of investments	737,074	639,193
Cash paid for acquisitions, net of cash and restricted cash acquired	(123,837)	(13,585)
Net cash provided by (used in) investing activities	(218,397)	140,590
CASH FLOW FROM FINANCING ACTIVITIES:
Repurchase of early exercised stock options	(21)	—
Proceeds from exercise of stock options	33,406	28,317
Proceeds from issuance of common stock under the employee stock purchase plan	22,500	19,147
Net cash provided by financing activities	55,885	47,464
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(128,784)	119,680
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–Beginning of period	322,086	202,406
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH–End of period	$193,302	$322,086

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
Cost of revenue reconciliation:
GAAP cost of revenue	$57,010	$48,266	$211,106	$179,281
Stock-based compensation expense	(5,862)	(4,617)	(22,105)	(17,187)
Employer payroll tax on employee stock transactions	(187)	(149)	(684)	(389)
Amortization of acquired intangible assets	(4,196)	(5,139)	(18,057)	(20,389)
Acquisition-related compensation	(30)	(120)	(380)	(499)
Inventory write-offs due to restructuring	—	—	—	(720)
Non-GAAP cost of revenue	$46,735	$38,241	$169,880	$140,097

Gross profit reconciliation:
GAAP gross profit	$168,511	$125,909	$610,355	$441,873
Stock-based compensation expense	5,862	4,617	22,105	17,187
Employer payroll tax on employee stock transactions	187	149	684	389
Amortization of acquired intangible assets	4,196	5,139	18,057	20,389
Acquisition-related compensation	30	120	380	499
Inventory write-offs due to restructuring	—	—	—	720
Non-GAAP gross profit	$178,786	$135,934	$651,581	$481,057

Gross margin reconciliation:
GAAP gross margin	75%	72%	74%	71%
Stock-based compensation expense	3%	3%	3%	3%
Employer payroll tax on employee stock transactions	—%	—%	—%	—%
Amortization of acquired intangible assets	2%	3%	2%	3%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Non-GAAP gross margin*	79%	78%	79%	77%

Research and development expense reconciliation:
GAAP research and development expense	$74,626	$56,446	$267,002	$218,176
Stock-based compensation expense	(22,865)	(15,179)	(83,957)	(61,055)
Employer payroll tax on employee stock transactions	(245)	(202)	(1,020)	(669)
Acquisition-related compensation	(837)	(594)	(3,203)	(1,514)
Non-GAAP research and development expense	$50,679	$40,471	$178,822	$154,938

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Sales and marketing expense reconciliation:
GAAP sales and marketing expense	$128,065	$101,478	$487,225	$397,160
Stock-based compensation expense	(24,928)	(15,436)	(80,496)	(55,798)
Employer payroll tax on employee stock transactions	(410)	(361)	(1,993)	(1,112)
Amortization of acquired intangible assets	(2,253)	(2,156)	(8,963)	(7,972)
Acquisition-related compensation	(21)	(109)	(121)	(647)
Non-GAAP sales and marketing expense	$100,453	$83,416	$395,652	$331,631

General and administrative expense reconciliation:
GAAP general and administrative expense	$46,078	$46,822	$185,487	$198,247
Stock-based compensation expense	(20,458)	(18,330)	(80,973)	(83,890)
Employer payroll tax on employee stock transactions	(666)	(591)	(1,984)	(1,259)
Amortization of acquired intangible assets	—	—	—	(2)
Acquisition-related compensation	(1)	—	(2)	(383)
Non-GAAP general and administrative expense	$24,953	$27,901	$102,528	$112,713

Restructuring reconciliation:
GAAP restructuring expense	$—	$2,377	$—	$6,706
Stock-based compensation expense	—	—	—	1,060
Other restructuring charges	—	(2,377)	—	(7,766)
Non-GAAP restructuring expense	$—	$—	$—	$—

Operating income (loss) reconciliation:
GAAP operating loss	$(80,258)	$(81,214)	$(329,359)	$(378,416)
Stock-based compensation expense	74,113	53,562	267,531	216,870
Employer payroll tax on employee stock transactions	1,508	1,303	5,681	3,429
Amortization of acquired intangible assets	6,449	7,295	27,020	28,363
Acquisition-related compensation	889	823	3,706	3,043
Inventory write-offs due to restructuring	—	—	—	720
Other restructuring charges	—	2,377	—	7,766
Non-GAAP operating income (loss)	$2,701	$(15,854)	$(25,421)	$(118,225)

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(in thousands, except percentages and per share data)
(unaudited)

Operating margin reconciliation:
GAAP operating margin	(36)%	(47)%	(40)%	(61)%
Stock-based compensation expense	33%	31%	33%	35%
Employer payroll tax on employee stock transactions	1%	1%	1%	1%
Amortization of acquired intangible assets	3%	4%	3%	5%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Other restructuring charges	—%	1%	—%	1%
Non-GAAP operating margin*	1%	(9)%	(3)%	(19)%

Net income (loss) reconciliation:
GAAP net loss	$(70,788)	$(71,982)	$(288,441)	$(338,693)
Stock-based compensation expense	74,113	53,562	267,531	216,870
Employer payroll tax on employee stock transactions	1,508	1,303	5,681	3,429
Amortization of acquired intangible assets	6,449	7,295	27,020	28,363
Acquisition-related compensation	889	823	3,706	3,043
Inventory write-offs due to restructuring	—	—	—	720
Other restructuring charges	—	2,377	—	7,766
Gain on strategic investments	—	—	(345)	(2,703)
Non-GAAP net income (loss)	$12,171	$(6,622)	$15,152	$(81,205)

Net income (loss) margin reconciliation:
GAAP net loss margin	(31)%	(41)%	(35)%	(55)%
Stock-based compensation	33%	31%	33%	35%
Employer payroll tax on employee stock transactions	1%	1%	1%	1%
Amortization of acquired intangible assets	3%	4%	3%	5%
Acquisition-related compensation	—%	—%	—%	—%
Inventory write-offs due to restructuring	—%	—%	—%	—%
Other restructuring charges	—%	1%	—%	1%
Gain on strategic investments	—%	—%	—%	—%
Non-GAAP net income (loss) margin*	5%	(4)%	2%	(13)%

GAAP basic and diluted shares	321,446,833	301,356,227	314,811,783	294,923,536
Dilutive shares under the treasury stock method	17,526,337	—	18,192,341	—
Non-GAAP diluted shares	338,973,170	301,356,227	333,004,124	294,923,536

Diluted EPS reconciliation:
GAAP net loss per share, basic and diluted	$(0.22)	$(0.24)	$(0.92)	$(1.15)
Stock-based compensation expense	0.22	0.18	0.80	0.74

SENTINELONE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION (CONTINUED)
(in thousands, except percentages and per share data)
(unaudited)

Employer payroll tax on employee stock transactions	—	—	0.02	0.01
Amortization of acquired intangible assets	0.02	0.02	0.08	0.10
Acquisition-related compensation	—	—	0.01	0.01
Inventory write-offs due to restructuring	—	—	—	—
Other restructuring charges	—	0.01	—	0.03
Gain on strategic investments	—	—	—	(0.01)
Adjustment to fully diluted earnings per share (1)	0.02	—	0.06	—
Non-GAAP net income (loss) per share, diluted	$0.04	$(0.02)	$0.05	$(0.28)
*Certain figures may not sum due to rounding.
(1) For periods in which we had diluted non-GAAP net income per share, the sum of the impact of individual reconciling items may not total diluted non-GAAP net income per share because the basic share counts used to calculate GAAP net loss per share differ from the diluted share counts used to calculate non-GAAP net income per share, and due to rounding differences. The GAAP net loss per share calculation uses a lower share count as it excludes dilutive shares, which are included in calculating the non-GAAP net income per share.

SENTINELONE, INC.
SELECTED CASH FLOW INFORMATION
(in thousands)
(unaudited)
Reconciliation of cash provided by (used in) operating activities to free cash flow:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2025	2024	2025	2024
GAAP net cash provided by (used in) operating activities	$(3,401)	$(6,182)	$33,728	$(68,374)
Less: Purchases of property and equipment	(194)	(187)	(1,860)	(1,304)
Less: Capitalized internal-use software	(5,326)	(4,269)	(25,121)	(13,956)
Free cash flow	$(8,921)	$(10,638)	$6,747	$(83,634)

Net cash provided by (used in) investing activities	$(132,499)	$113,029	$(218,397)	$140,590

Net cash provided by financing activities	$24,218	$23,682	$55,885	$47,464

Operating cash flow margin	(2)%	(4)%	4%	(11)%
Free cash flow margin	(4)%	(6)%	1%	(13)%